UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2026

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Customers Bancorp, Inc. (the “Company”) on May 26, 2026, the shareholders approved an amendment to the Company’s 2019 Stock Incentive Plan which provides for an increase in the total number of shares of the Company’s common stock authorized under that plan by 750,000, from 3,320,325 to 4,070,325, and an increase of the limit on non-employee Director compensation permitted under the Company’s 2019 Stock Incentive Plan. The terms and conditions of the Company’s 2019 Stock Incentive Plan, as amended, are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2026.

On February 19, 2026, the Leadership Development and Compensation Committee of the Board of Directors (the “LD&CC”) approved grants of an aggregate of 71,935 restricted stock units ("RSUs") in short-term annual performance awards to certain executives of the Company, effective March 13, 2026 and contingent upon shareholder approval of the amendment to the 2019 Stock Incentive Plan, as described above. The terms of those grants awarded to our named executive officers are as follows:

	Time-Based RSUs (1)
Executive	Granted (#)	Grant Date Fair Value ($) (2)
Jay S. Sidhu	16,030	$1,037,400
Sam Sidhu	12,306	$796,400
Mark R. McCollom	2,371	$153,420
Philip S. Watkins	3,941	$255,000
Lyle P. Cunningham	5,795	$375,000
Thomas H. Kasulka	3,941	$255,000
(1)The RSUs granted under the short-term annual performance awards vest in three equal installments on each of the first, second and third anniversaries of the grant date.
(2)Grant date fair values are estimated based on the closing price per share the Company's common stock of $64.72 on March 13, 2026.

On April 8, 2026, the LD&CC approved grants of an aggregate of 15,043 RSUs and 22,563 performance-based restricted stock units (“PBRSUs”) in long-term incentive awards to certain named executive officers of the Company, contingent upon shareholder approval of the amendment to the 2019 Stock Incentive Plan, as described above. The terms of those grants awarded to participating named executive officers are as follows:

	Time-Based RSUs (1)		PBRSUs (2)		Total Long-Term Incentive RSUs
Executive	Granted (#)	Grant Date Fair Value ($) (3)	Granted (#)	Grant Date Fair Value ($) (3)	Granted (#)	Grant Date Fair Value ($) (3)
Jay S. Sidhu	7,047	$520,000	10,570	$780,000	17,617	$1,300,000
Sam Sidhu	5,285	$390,000	7,927	$585,000	13,212	$975,000
Mark R. McCollom	2,711	$200,000	4,066	$300,000	6,777	$500,000

(1)The RSUs granted under the long-term incentive awards vest in three equal installments on each of the first, second and third anniversaries of the grant date.
(2)PBRSUs vest 100% on the third anniversary of their grant date, subject to performance with regard to the following metrics:

Metrics	Weighting
3-year Relative Total Shareholder Return	33%
3-year Relative Return on Average Common Equity	33%
3-year Relative Average Non-Performing Assets to Total Assets	34%

For each goal, awards vest based on Company performance relative to its peers as follows:

	Performance Requirement (% of peer group median)	Performance Award Multiple
Threshold	80%	50%
Target	100%	100%
Outperform	110%	125%
Maximum	120%	150%

(3)Grant date fair values are estimated based on the closing price per share of the Company's common stock of $73.80 on April 8, 2026.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 26, 2026, for the purpose of considering and acting upon the below proposals. A total of 30,579,245 shares were outstanding and entitled to vote at the Annual Meeting. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

1.To elect the following three Class III directors of the Company.

	FOR	WITHHELD	BROKER NON-VOTES
Susan D. Looney	27,828,079	5,488	2,052,252
Dalton T. Sirmans	27,978,026	5,488	2,052,252
Steven J. Zuckerman	26,212,146	6,041	2,052,252

The following additional directors continued in office after the Annual Meeting: Andrea R. Allon, Bernard B. Banks, Robert J. Buford, M. Michael Gill, Robert M. Krasne, Daniel K. Rothermel, Jay S. Sidhu and Samvir S. Sidhu.

2.    To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
30,414,702	97,912	66,631

There were no broker non-votes on the proposal.

3.    To approve, on an advisory basis, our named executive officer compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,160,697	9,059,302	306,994	2,052,252
4.    To approve an amendment to the Company’s 2019 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,725,308	8,530,617	271,068	2,052,252

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew B. Sachs
Name: Andrew B. Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: May 28, 2026